                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 2008


                             Monadnock Bancorp, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)


          Maryland                      000-50810                20-4649880
          --------                      ---------                ----------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)


1 Jaffrey Road, Peterborough, NH                               03458
--------------------------------                               -----
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (603) 924-9654
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 18, 2008, Monadnock Bancorp, Inc. issued a press release disclosing its March 31, 2008 financial results.

A copy of the press release is included as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.

ITEM 8.01 OTHER EVENTS

On April 15, 2008, the Monadnock Community Bank Employee Stock Ownership Plan Trust entered into a loan agreement with Rollstone Bank & Trust to refinance the ESOP loan which was previously held by Monadnock Bancorp, Inc. The loan was refinanced with a third party lender in order to provide additional liquidity for Monadnock Bancorp, Inc. The newly refinanced loan is being guaranteed by Monadnock Bancorp, Inc. The amount of the refinanced ESOP loan is for $400,000 at an interest rate of 5.25%, floating quarterly at a rate of interest tied to the Prime Rate with the first reset on July 1, 2008. The loan has an interest rate floor of 5%. Interest only payments are scheduled to be made beginning May 15, 2008 and continuing monthly thru December 15, 2008. Principal and interest payments will then be made beginning January 15, 2009 and continuing to April 15, 2018. The outstanding term of the loan was reduced from thirteen years to ten years.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED: None

(B) PRO FORMA FINANCIAL INFORMATION: None

(C) SHELL COMPANY TRANSACTIONS: None

(D) EXHIBITS:

         Exhibit 99.1- Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      Monadnock  Bancorp, Inc.


Date: April 15, 2008                  By: /s/ William M. Pierce, Jr.
                                          --------------------------
                                          William M. Pierce, Jr.
                                          President and Chief Executive Officer